SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                                January 20, 2005
                Date of Report (Date of earliest event reported)


                        First Chester County Corporation
             (Exact name of registrant as specified in its charter)



         Pennsylvania                 0-12870                 23-2288763
         -------------                -------                 ----------
(State or other jurisdiction of     (Commission             (I.R.S. Employer
 incorporation)                      File Number)            Identification No.)



                9 North High Street, West Chester, Pennsylvania
                    (Address of principal executive offices)



                                 (484) 881-4000
              (Registrant's telephone number, including area code)



                         (Former name or former address,
                         if changed since last report.)

Item 5.02.        Other Events.

Effective January 20, 2005, Edward A. Leo was appointed as a Class III Director of First Chester County Corporation (the "Corporation") by the Board of Directors. Mr. Leo's appointment to the Board fills a vacancy created by the expansion of the Board to ten members. Mr. Leo will serve for the remainder of the Class III Directors term and stand for re-election at the next annual meeting of shareholders of the Corporation. Mr. Leo will serve on the Audit Committee of the Board of Directors of the Corporation and on the Board of Directors of First National Bank of Chester County.

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: January 26, 2005                     FIRST CHESTER COUNTY CORPORATION


                                           By:/s/ John A. Featherman, III
                                              ----------------------------------
                                           Name: John A. Featherman, III
                                           Title: CEO and Chairman of the Board